As filed with the U.S. Securities and Exchange Commission on February 11, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Envoy Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3842	86-1369123
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

4875 White Bear Parkway

White Bear Lake, MN 55110

Tel: (877) 900-3277

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brent T. Lucas

Chief Executive Officer

Envoy Medical, Inc.

4875 White Bear Parkway

White Bear Lake, MN 55110

Tel: (877) 900-3277
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew M Nick, Esq.	Steven M. Skolnick, Esq.
Fredrikson & Byron, P.A.	Lowenstein Sandler LLP
60 South Sixth Street; Suite 1500	1251 Avenue of the Americas
Minneapolis, MN 55402	New York, New York 10020
(612) 492-7000	(212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-292260)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) by Envoy Medical, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of registering $13,437,500 of additional securities of the same classes as were included in the Prior Registration Statement (as defined below) and include additional shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), Series A-1 Warrants, Series A-2 Warrants, Placement Agent Warrants, and the shares of Common Stock underlying all such warrants.

The contents of the Registration Statement on Form S-1, as amended (File No. 333-292260), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, including all amendments and exhibits thereto (the “Prior Registration Statement”), which was declared effective by the Commission on February 11, 2026, are incorporated by reference into this Registration Statement.

The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

Exhibit Index

Exhibit Number	Description
5.1	Opinion of Fredrikson & Byron, P.A.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Fredrikson & Byron, P.A. (included as part of Exhibit 5.1)
24.1*	Power of Attorney
107	Filing Fee Table

(*)	Previously included on the signature page to the Prior Registration Statement, originally filed with the Securities and Exchange Commission on December 18, 2025 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of White Bear Lake, State of Minnesota on February 11, 2026.

ENVOY MEDICAL, INC.

/s/ Brent T. Lucas
Name:	Brent T. Lucas
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brent T. Lucas	Chief Executive Officer and Director	February 11, 2026
Brent T. Lucas	(Principal Executive Officer)

*	Interim Chief Financial Officer	February 11, 2026
Robert Potashnick	(Principal Financial and Accounting Officer)

*	Director	February 11, 2026
Charles R. Brynelsen

*	Director	February 11, 2026
Michael Crowe

*	Director	February 11, 2026
Mona Patel

*	Director	February 11, 2026
Janis Smith-Gomez

*	Director	February 11, 2026
Susan J. Kantor

*By:	/s/ Brent T. Lucas	Date:	February 11, 2026
Name:	Brent T. Lucas
Title:	Attorney-in-Fact

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